Exhibit 10.2

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of April 30, 2012 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Viasystems, Inc., a Delaware corporation (the “Company”), certain direct or indirect subsidiaries of the Company from time to time party hereto (together with the Company, the “Grantors”, and each, a “Grantor”), Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as collateral agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Wilmington Trust, National Association, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for the Second Lien Claimholders. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders, including the First Lien Collateral Agent and the Collateral Trustee. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

WHEREAS, the Company, the other Grantors, the lenders party thereto and the First Lien Collateral Agent have entered into a Loan and Security Agreement dated as of February 16, 2010, among Viasystems Technologies Corp, L.L.C., a Delaware limited liability company, Viasystems Corporation (formerly known as Merix Corporation), an Oregon corporation, as Borrowers (as defined therein), each of the Guarantors (as defined therein) party thereto from time to time, each of the Lenders (as defined therein) party thereto from time to time and the First Lien Collateral Agent providing for a revolving credit facility (as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010, Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of August 2, 2011, Amendment No. 3 to Loan and Security Agreement, dated as of December 8, 2011, Amendment No. 4 to Loan and Security Agreement and Consent, dated as of April 3, 2012, Amendment No. 5 to Loan and Security Agreement and the Other Financing Agreements and Consent, dated as of April 16, 2012, and Amendment No. 6 to Loan and Security Agreement and Waiver, dated as of April 30, 2012, and as may hereafter be amended, restated, supplemented or modified from time to time in accordance with the terms hereof, the “First Lien Credit Agreement”);

WHEREAS, the Company intends to issue on or after the date hereof, (a) 7.875% senior secured notes due 2019 (together with any additional notes issued under the Indenture referred to below, the “Notes”) in an aggregate principal amount of $550.0 million pursuant to an Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, the other Grantors and Wilmington Trust, National Association, as trustee (in such capacity and including its successors and assigns from time to time, the “Notes Trustee”);

WHEREAS, the Company, the Grantors party thereto, the Notes Trustee and the Collateral Trustee have entered into a Collateral Trust Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) which governs the relationship among the Second Lien Claimholders;

WHEREAS, the Company may from time to time enter into other Series of Parity Lien Debt in accordance with, and subject to the terms of, the Collateral Trust Agreement;

WHEREAS, the obligations of the Company and the other Grantors to (a) the First Lien Collateral Agent and the other First Lien Claimholders and (b) the Collateral Trustee and the other Second Lien Claimholders are each secured by Liens on certain of the assets of the Company and the other Grantors; and

WHEREAS, each of the First Lien Collateral Agent, on behalf of the First Lien Claimholders, and the Collateral Trustee, on behalf of the Second Lien Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. DEFINITIONS.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Trustee and/or First Lien Collateral Agent and the Company and/or any other Grantor and the relevant financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble.

“Banking Product Obligations” means, with respect to any Person, any obligations of such Person owed to any other Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Claimholders” means the First Lien Claimholders and the Second Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral. For the avoidance of doubt, neither the Escrow Agreement (or any interest therein) nor any Escrow Property shall constitute Collateral for purposes of this Agreement.

“Collateral Trust Agreement” has the meaning assigned to such term in the recitals.

“Collateral Trustee” has the meaning assigned to such term in the preamble.

“Company” has the meaning assigned to such term in the preamble.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to such term in Section 6.1(a).

“DIP Financing Liens” has the meaning assigned to such term in Section 6.1(a).

“DIP Lenders” has the meaning assigned to such term in Section 6.1(a).

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5 and subject to Section 4.2(b):

(a) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Debt;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all First Lien Debt (other than any undrawn letters of credit);

(c) discharge or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event exceeding the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all letters of credit issued under the First Lien Documents and constituting First Lien Debt; and

(d) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the Indebtedness constituting such First Lien Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Escrow Account” means the escrow account bearing account no. 101519-000 maintained by the Escrow Agent in the name of the Notes Trustee.

“Escrow Agent” means Wilmington Trust, National Association, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement, dated as of the date hereof, among Wilmington Trust, National Association, in its capacities as Escrow Agent (as defined therein) and as Trustee (as defined therein), and the Company, as in effect on the date hereof.

“Escrow Property” means (i) the Escrow Account, (ii) $309,253,125.00 representing the “Initial Deposit” (as defined in the Escrow Agreement as in effect on the date hereof) into the Escrow Account pursuant to the requirements of the Escrow Agreement (as in effect on the date hereof), and (iii) all funds, securities or other property now or hereafter credited to the Escrow Account constituting investments of any of the foregoing, plus all interest, dividends and other distributions and payments with respect to any of the foregoing received or receivable by the Escrow Agent and all proceeds of any of the foregoing. The Escrow Property shall not include any property and/or funds released, distributed or paid in accordance with the Escrow Agreement (except with respect to a release of such Escrow Property to the Trustee or the Paying Agent (as defined in the Escrow Agreement as in effect on the date hereof)).

“First Lien Cap Amount” means the greater of (a)(x) $100,000,000 or (y) $125,000,000 following the consummation of the Acquisition (as defined in the Indenture as in effect on the date hereof) and (b) the maximum aggregate principal amount of Indebtedness permitted to be secured, pursuant to each then outstanding Second Lien Document, by Liens on assets of each Grantor that are senior in priority to the Liens securing Second Lien Obligations.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Collateral Agent and any other agent or representative of holders under the First Lien Credit Agreement and each First Lien Refinancing Agreement.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations. For the avoidance of doubt, neither the Escrow Agreement (nor any interest therein) nor any Escrow Property shall constitute First Lien Collateral.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“First Lien Collateral Documents” means the Financing Agreements (as defined in each of the First Lien Credit Agreement and each First Lien Refinancing Agreement then in effect), the First Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Obligations under the First Lien Credit Agreement or any First Lien Refinancing Agreement or under which rights or remedies with respect to such Liens are governed. For the avoidance of doubt, the Escrow Agreement shall not constitute a First Lien Collateral Document

“First Lien Credit Agreement” has the meaning assigned to such term in the recitals.

“First Lien Debt” means Indebtedness of any Grantor under the First Lien Documents.

“First Lien Documents” means the First Lien Credit Agreement, each First Lien Refinancing Agreement, the First Lien Collateral Documents, the other Financing Agreements (as defined in the First Lien Credit Agreement and each First Lien Refinancing Agreement) and any intercreditor or joinder agreement among holders of First Lien Obligations, each to the extent such are effective at the relevant time. For the avoidance of doubt, the Escrow Agreement shall not constitute a First Lien Collateral Document

“First Lien Lenders” means the Lenders (as defined in the First Lien Credit Agreement).

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed (except for this Agreement and any intercreditor or joinder agreement among holders of First Lien Obligations).

“First Lien Obligations” means First Lien Debt and all related Obligations, together with (a) Banking Product Obligations of any Grantor relating to services provided to any Grantor that are secured, or intended to be secured, on a pari passu basis with First Lien Debt pursuant to a Lien granted in favor of the First Lien Collateral Agent under the First Lien Credit Agreement or the First Lien Collateral Documents, and (b) Hedging Obligations (and any Guarantees of such Hedging Obligations) that by the terms of the First Lien Documents are secured, or intended to be secured, on a pari passu basis with First Lien Debt. Notwithstanding the foregoing, if the sum of: (i) Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement, the First Lien Refinancing Agreements and the other First Lien Documents; plus (ii) the aggregate face amount of any letters of credit issued and outstanding but not reimbursed under the First Lien Credit Agreement or any First Lien Refinancing Agreements is in excess of the First Lien Cap Amount (as determined as of the date such Indebtedness is incurred or such letter of credit is issued), then such excess amount and interest and reimbursement obligations with respect thereto shall be excluded from the First Lien Obligations.

“First Lien Pledged Collateral” has the meaning assigned to such term in Section 5.4(a).

“First Lien Refinancing Agreement” means any credit agreement, indenture or other document governing Indebtedness incurred to replace or refinance, in whole or in part, the First Lien Credit Agreement (or any other First Lien Refinancing Agreement), provided that (a) such refinancing was permitted pursuant to the terms of the Second Lien Documents (as in effect on the date hereof), (b) such Indebtedness is intended to be, or purports to be, secured by a Lien on assets of each Grantor that are senior in priority to Liens securing the Second Lien Obligations, and (c) an appointed representative for the holders of such Indebtedness (or the holder of such Indebtedness if held by only one Person) has delivered (i) in the case of a full refinancing, an Intercreditor Agreement Joinder and the notice required by Section 5.5(b) or (ii) in the case of a partial refinancing, documentation satisfactory to the First Lien Collateral Agent, including an Intercreditor Agreement Joinder, evidencing compliance with the terms of this Agreement, and the appointment of the First Lien Collateral Agent as agent for the holders of such Indebtedness for purposes of this Agreement.

“Grantor Joinder” means an agreement substantially in the form of Exhibit A.

“Grantor” and “Grantors” have the respective meanings assigned to such terms in the preamble, and shall include each Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” of a security interest (or the equivalent thereof) or as a “pledgor” (or the equivalent thereof).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness”, “Obligations,” “Liabilities” or any similar term within the meaning of the First Lien Credit Agreement, any First Lien Refinancing Agreement, the Indenture or any other applicable Second Lien Document.

“Indenture” has the meaning assigned to such term in the recitals.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Company or any other Grantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency unless otherwise unless otherwise permitted by the First Lien Documents or the Second Lien Documents, as applicable;

(c) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Company or any other Grantor or any of their respective assets;

(d) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(e) any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit B.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement (but not a consignment in the ordinary course of business), any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“New Agent” has the meaning assigned to such term in Section 5.5(b).

“Notes” has the meaning assigned to such term in the recitals.

“Notes Trustee” has the meaning assigned to such term in the recitals.

“Obligations” means all indebtedness, liabilities and other obligations of every nature of each Grantor from time to time owed to the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, whether for principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the documentation governing any Indebtedness even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) or payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise and all Guarantees of any of the foregoing.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

(a) a statement that the Person making such certificate has read such covenant or condition and understands the provisions and the definitions relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parity Lien Debt Default” has the meaning assigned to such term in the Collateral Trust Agreement.

“Parity Lien Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Recovery” has the meaning assigned to such term in Section 6.3.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Collateral Trustee, the Notes Trustee and any other agent or representative of holders under each Second Lien Document.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations. For the avoidance of doubt, neither the Escrow Agreement (nor any interest therein) nor any Escrow Property shall constitute Second Lien Collateral

“Second Lien Collateral Documents” means the Parity Lien Security Documents (as defined in the Collateral Trust Agreement), the Second Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed. For the avoidance of doubt, the Escrow Agreement shall not constitute a Second Lien Collateral Document.

“Second Lien Documents” means the Indenture, the Notes, the Second Lien Collateral Documents, the Collateral Trust Agreement, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, or modified, from time to time, in each case in accordance with the provisions of this Agreement. For the avoidance of doubt, the Escrow Agreement shall not constitute a Second Lien Document.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed (except for this Agreement and the Collateral Trust Agreement).

“Second Lien Obligations” means all “Parity Lien Obligations” under and as defined in the Collateral Trust Agreement, including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Pledged Collateral” has the meaning assigned to such term in Section 5.4(a).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Series of Parity Lien Debt” has the meaning assigned to such term in the Collateral Trust Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) references to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided; references to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Collateral Trust Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date hereof; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Collateral Trust Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (i) made in accordance with the Collateral Trust Agreement and (ii) approved in writing by the First Lien Collateral Agent.

II. LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a) any Lien on the Collateral securing any First Lien Obligation now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Collateral Trustee, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, and the Collateral Trustee, for itself and on behalf of each Second Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in all or any part of the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (a) the rights of the First Lien Collateral Agent or any First Lien Claimholder or the rights of the Collateral Trustee or any Second Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2 or (b) the rights of the Collateral Trustee, the Notes Trustee, any other Parity Lien Representative or any Second Lien Claimholder to enforce the Collateral Trust Agreement.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto acknowledge and agree that neither the Company nor any other Grantor shall, nor shall it permit any of its subsidiaries to:

(a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 (and with respect to priorities among the Second Lien Claimholders also in accordance with the terms of the Collateral Trust Agreement). In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, and the Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, each agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

The provisions of this Section 2.3 shall not apply to the Escrow Property or the Escrow Agreement (or any interest therein) and the parties hereto agree that the Escrow Property and the Escrow Agreement (and any interest therein) secures the Notes and certain related obligations and does not secure, and is not required to secure, any First Lien Obligations or any other Second Lien Obligations.

2.4 Similar Liens. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the First Lien Collateral Agent or the Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents.

III. ENFORCEMENT.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee and the Second Lien Claimholders, will not commence any judicial or nonjudicial foreclosure proceeding with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to (whether by set-off, notification of account debtors or otherwise), or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Collateral Document, applicable law or otherwise (it being agreed that only the First Lien Collateral Agent, acting in accordance with the applicable First Lien Documents, shall be entitled to take any such actions or exercise any such remedies prior to the Discharge of First Lien Obligations).

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Collateral Trustee or any other Second Lien Claimholder; provided, however, that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Collateral Trustee and any Second Lien Claimholder (unless, as among the Second Lien Claimholders, the Collateral Trust Agreement provides to the contrary) may:

(i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(ii) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Second Lien Claimholders, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any other Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement; and

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral.

The Collateral Trustee, on behalf of itself and the other Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds thereof in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 3.1 (c) and 6.2), the Collateral Trustee and each other Second Lien Claimholder agrees that, until the Discharge of First Lien Obligations:

(i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien in favor of the Second Lien Claimholders pari passu with, or to give any Second Lien Claimholder any preference or priority relative to, any Lien in favor of the First Lien Claimholders with respect to the Collateral or any part thereof;

(ii) it will not challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Document, or the validity, attachment, perfection or priority of any Lien in favor, or for the benefit, of the First Lien Claimholders, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement or the exercise of any rights or remedies by the First Lien Collateral Agent, or any forbearance by the First Lien Collateral Agent;

(iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of, or other exercise of rights or remedies with respect to, the Collateral by the First Lien Collateral Agent or any other First Lien Claimholder;

(iv) it shall have no right to (A) direct the First Lien Collateral Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to the Collateral or (B) consent to the exercise by the First Lien Collateral Agent or any other First Lien Claimholder of any right, remedy or power with respect to the Collateral;

(v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the First Lien Collateral Agent or any other First Lien Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Collateral Agent nor any other First Lien Claimholder shall be liable for, any action taken or omitted to be taken by such First Lien Collateral Agent or other First Lien Claimholder with respect to any Collateral;

(vi) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled;

(vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; and

(viii) it will not object to the manner in which the First Lien Collateral Agent or any holder of First Lien Obligations may seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any holder First Lien Obligations is adverse to the interests of the holders of Second Lien Obligations, unless such manner of enforcement or collection is prohibited by the terms of this Agreement.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Second Lien Documents and applicable law, but in each case in a manner not inconsistent with the terms of this Agreement; provided, however, that in the event that the Collateral Trustee or any other Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Collateral Trustee or any other Second Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Collateral Trustee or such other Second Lien Claimholder of rights or remedies as a secured creditor in respect of the Collateral (including set-off, notification of account debtors, recoupment and any judgment lien resulting from the exercise of rights and remedies available to an unsecured creditor) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have against the Grantors under the First Lien Documents.

IV. PAYMENTS.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Collateral or proceeds thereof received in connection with any insurance policy or condemnation award, or any Insolvency or Liquidation Proceeding, or any sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or the First Lien Claimholders, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Collateral Trustee any Collateral and proceeds of Collateral (other than cash collateral pledged to secure liabilities relating to letters of credit in accordance with clause (c) of the definition of Discharge of First Lien Obligations) held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Trustee or any applicable Parity Lien Representative in such order as specified in the Collateral Trust Agreement and/or the other relevant Second Lien Documents.

4.2 Payments Over in Violation of Agreement.

(a) Unless and until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee and each other Second Lien Claimholder hereby agrees that if it shall obtain possession or control of any Collateral or shall realize or receive any proceeds or payment in respect of any Collateral, whether pursuant to any Second Lien Collateral Document, by the exercise of any rights available to it under applicable law, in connection with any Insolvency or Liquidation Proceeding, through any other exercise of remedies, in connection with any insurance or condemnation award, or in contravention of this Agreement, then it shall hold such Collateral, proceeds or payment in trust for the First Lien Collateral Agent and transfer such Collateral, proceeds or payment, as the case may be, to the First Lien Collateral Agent reasonably promptly. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations has occurred.

(b) Each Second Lien Claimholder agrees that if, at any time, it obtains actual knowledge or receives notice that all or any portion of any payment with respect to any First Lien Obligations previously made shall be rescinded for any reason whatsoever, such Second Lien Claimholder shall promptly pay over to the First Lien Collateral Agent any payment received by it in respect of any Collateral securing such First Lien Obligations and shall promptly turn any Collateral then held by it or under its control over to the First Lien Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of First Lien Obligations has occurred. All Liens in favor of the Second Lien Claimholders will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 4.2(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the First Lien Documents or this Agreement and as to which the possession or receipt thereof by the Collateral Trustee or any other Second Lien Claimholder is otherwise permitted by the First Lien Documents and this Agreement.

4.3 Application of Payments. Subject to the other terms of (a) this Agreement, all payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the First Lien Obligations to the extent provided for in the applicable First Lien Documents; and (b) this Agreement and the Collateral Trust Agreement, all payments received by the Collateral Trustee and any other Second Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the Second Lien Obligations to the extent provided for in the Collateral Trust Agreement and/or the other applicable Second Lien Documents.

V. OTHER AGREEMENTS.

5.1 Releases.

(a) The Collateral Trustee and each other Second Lien Claimholder agrees that:

(i) in the event the First Lien Collateral Agent or the First Lien Claimholders release their Lien on any Collateral (other than a release in connection with a sale, transfer or other disposition of Collateral, which shall be governed by clause (a)(ii) below), the Lien in favor, or for the benefit, of the Second Lien Claimholders on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the First Lien Collateral Agent or the First Lien Claimholders, a Parity Lien Debt Default shall then have occurred and be continuing (provided that such Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such a Parity Lien Debt Default shall terminate and be released automatically and without further action when such Parity Lien Debt Default (and all other Parity Lien Debt Defaults) shall cease to exist); and

(ii) in the event of a sale, transfer or other disposition of any Collateral (regardless of whether or not any Parity Lien Debt Default has occurred and is continuing at the time of such sale, transfer or other disposition), the Lien in favor, or for the benefit, of the Second Lien Claimholders shall terminate and be released automatically and without further action if the applicable Liens in favor of the First Lien Claimholders on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Second Lien Documents (as in effect on the date hereof) or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Collateral or in connection with any Insolvency or Liquidation Proceeding; provided that such Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the Discharge of First Lien Obligations.

(b) Notwithstanding the foregoing, in the event of release of Liens of the First Lien Collateral Agent or the First Lien Claimholders on all or substantially all of the Collateral (other than when such release occurs in connection with the First Lien Collateral Agent’s or the First Lien Claimholders’ foreclosure upon, or other exercise of remedies with respect to, such Collateral, or in connection with a sale or other disposition pursuant to Section 363 or any other provision of the Bankruptcy Code (so long as the Liens securing the Second Lien Obligations shall attach to the proceeds of such sale)), no release of the Lien in favor of the Second Lien Claimholders on such Collateral under this Section 5.1 shall be made unless (i) consent to the release of such Liens has been given by the requisite percentage or number of the Second Lien Claimholders as provided for in the applicable Second Lien Documents and (ii) the Company has delivered an Officers’ Certificate to the First Lien Collateral Agent and the Collateral Trustee certifying that all such consents have been obtained.

(c) Until the Discharge of First Lien Obligations shall occur, the Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Trustee or such Second Lien Claimholder, whether in the First Lien Collateral Agent’s name or, at the option of the First Lien Collateral Agent, in the Collateral Trustee’s or such Second Lien Claimholder’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Collateral Trustee, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2 Insurance.

(a) Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject at all times, however, to the rights (if any) of the Grantors under the First Lien Loan Documents, to settle or adjust any insurance policy or claim covering or constituting Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, following the Discharge of First Lien Obligations, and subject at all times, however, to the rights (if any) of the Grantors under the Second Lien Documents, to the Collateral Trustee for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Documents and then, if no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Collateral Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

(b) The First Lien Collateral Agent and the Collateral Trustee shall each be entitled to receive a lender’s loss payable endorsement naming such party as additional insured or loss payee, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments to First Lien Documents and Second Lien Documents; Refinancing; Legending Provisions.

(a) The First Lien Documents and the Second Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with the terms of the First Lien Documents and the Second Lien Documents, respectively, without affecting the Lien subordination or other provisions of this Agreement. The First Lien Obligations may be refinanced without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any Second Lien Document (as in effect on the date hereof)) of the Collateral Trustee or any other Second Lien Claimholders without affecting the Lien subordination or other provisions of this Agreement; provided, however, that such refinancing debt is incurred under a First Lien Refinancing Agreement, and notice of any such refinancing is promptly delivered to the Collateral Trustee. The Second Lien Obligations may be refinanced without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any First Lien Document (as in effect on the date hereof)) of the First Lien Collateral Agent or any other First Lien Claimholders without affecting the Lien subordination or other provisions of this Agreement; provided, however, that such refinancing debt constitutes Second Lien Obligations, and notice of any such refinancing is promptly delivered to the First Lien Collateral Agent. Any such refinancing debt shall not be permitted to constitute both First Lien Obligations and Second Lien Obligations.

(b) The Company agrees that each Second Lien Collateral Document shall include (or shall be amended to include) the following language (or language to similar effect approved by both the Collateral Trustee and the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 30, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Viasystems, Inc., a Delaware corporation, certain direct or indirect subsidiaries of Viasystems, Inc. from time to time party thereto, Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as First Lien Collateral Agent (as defined therein), the Collateral Trustee and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Mortgage covering such Collateral.

(c) In connection with amendments, restatements, supplements, modifications and refinancings permitted by Section 5.3(a), the First Lien Collateral Agent or the Collateral Trustee, as applicable, shall upon request of the other party provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Person.

5.4 Gratuitous Bailee for Perfection.

(a) The First Lien Collateral Agent (without any representation, warranty or recourse) agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “First Lien Pledged Collateral”) as gratuitous bailee for the Collateral Trustee and the Second Lien Claimholders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Collateral Documents, subject to the terms and conditions of this Section 5.4. The Collateral Trustee (without any representation, warranty or recourse) agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Second Lien Pledged Collateral”) as gratuitous bailee for the First Lien Collateral Agent and the First Lien Claimholders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the First Lien Collateral Documents, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Collateral Agent or the Collateral Trustee, each of the First Lien Collateral Agent and the Collateral Trustee (without any representation, warranty or recourse) agrees to also hold control over such Deposit Accounts as gratuitous agent for the Collateral Trustee or the First Lien Collateral Agent, as applicable, subject to the terms and conditions of this Section 5.4.

(b) The First Lien Collateral Agent and the Collateral Trustee shall have no obligation whatsoever to the First Lien Claimholders or the Second Lien Claimholders to ensure that the First Lien Pledged Collateral or the Second Lien Pledged Collateral, as applicable, is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4 and under the First Lien Documents or the Second Lien Documents, as applicable. The duties or responsibilities of the First Lien Collateral Agent and the Collateral Trustee under this Section 5.4 shall be limited solely to holding the First Lien Pledged Collateral and the Second Lien Pledged Collateral, respectively, as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and, in the case of the First Lien Collateral Agent, delivering the First Lien Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c) The First Lien Collateral Agent and the Collateral Trustee shall not have, by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement, the Collateral Trust Agreement or any other document, a fiduciary relationship in respect of any First Lien Claimholder, the First Lien Collateral Agent, the Collateral Trustee, any Parity Lien Representative or any Second Lien Claimholder in connection with its role under this Section 5.4 as gratuitous bailee and gratuitous agent with respect to the Collateral.

(d) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver the remaining First Lien Pledged Collateral (other than cash collateral pledged to secure liabilities relating to letters of credit in accordance with clause (c) of the definition of Discharge of First Lien Obligations) in its possession (if any) together with any necessary endorsements, first, to the Collateral Trustee to the extent Second Lien Obligations remain outstanding or such other Person as may lawfully be entitled thereto, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding or such other Person as may lawfully be entitled thereto.

(e) Subject to the terms of this Agreement, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the First Lien Pledged Collateral in accordance with the terms of the First Lien Documents as if the Liens of the Collateral Trustee in such Collateral did not exist.

5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred; Refinancing of First Lien Obligations.

(a) If, concurrently with the Discharge of First Lien Obligations, any Grantor (i) enters into any First Lien Refinancing Agreement the Indebtedness under which is permitted by the Second Lien Documents (as in effect on the date hereof) and (ii) delivers to the Collateral Trustee a notice and an Intercreditor Agreement Joinder in accordance with Section 5.5(b), then such Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement and the obligations under such First Lien Refinancing Agreement shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Liens on Collateral securing such First Lien Obligations shall have the benefit of all of the terms set forth herein.

(b) Upon the Collateral Trustee’s receipt of a notice, together with an Intercreditor Agreement Joinder, from the New Agent and the applicable Grantor (which such Grantor agrees to execute promptly upon the request of the New Agent) stating that such Grantor has entered into a First Lien Refinancing Agreement concurrently with the Discharge of First Lien Obligations pursuant to Section 5.5(a), (which notice shall include a complete copy of the relevant new First Lien Documents and provide the identity of the new agent for the holders of Indebtedness under such First Lien Refinancing Agreement with regard to security and Collateral, such agent, the “New Agent”), such New Agent shall automatically be treated as the First Lien Collateral Agent for all purposes of this Agreement. The Collateral Trustee and the Grantors shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and the First Lien Collateral Agent or the Collateral Trustee, as applicable, shall deliver, to the extent contemplated by this Agreement, to the New Agent any First Lien Pledged Collateral or the Second Lien Pledged Collateral, as applicable, held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such First Lien Pledged Collateral or Second Lien Pledged Collateral, as applicable). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the Collateral Trustee and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall automatically be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6 Successor Agents. If any successor First Lien Collateral Agent or successor Collateral Trustee is elected or appointed pursuant to the terms of the First Lien Documents or the Second Lien Documents, as applicable, then such successor First Lien

Collateral Agent or successor Collateral Trustee, as applicable, shall automatically be treated as the First Lien Collateral Agent or Collateral Trustee, as applicable, for all purposes of this Agreement. The successor First Lien Collateral Agent or successor Collateral Trustee, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing First Lien Collateral Agent or the existing Collateral Trustee, as applicable, shall reasonably request in order to provide to the successor First Lien Collateral Agent or successor Collateral Trustee, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor First Lien Collateral Agent or successor Collateral Trustee, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing First Lien Collateral Agent (and the First Lien Claimholders) or existing Collateral Trustee (and the Second Lien Claimholders), as applicable, to be bound by the terms of this Agreement.

5.7 No Obligations of First Lien Claimholders.

(a) Each Second Lien Claimholder acknowledges and agrees that neither the First Lien Collateral Agent nor any other First Lien Claimholder shall have any duties or other obligations to such Second Lien Claimholder with respect to any Collateral, other than to transfer to the Collateral Trustee (or any other Person lawfully entitled thereto) any remaining Collateral and any proceeds of the sale, transfer or other disposition of any such Collateral remaining in its possession following the Discharge of First Lien Obligations, in each case without representation or warranty on the part of the First Lien Collateral Agent or any other First Lien Claimholder.

(b) Each Second Lien Claimholder acknowledges and agrees that until the Discharge of First Lien Obligations, the First Lien Collateral Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of, or deal with the Collateral, as provided herein and in the First Lien Documents, without regard to any Second Lien Claimholder or any rights to which the Second Lien Claimholders would otherwise be entitled as a result of any Lien on the Collateral. Without limiting the foregoing, each Second Lien Claimholder agrees that neither the First Lien Collateral Agent nor any other First Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the Second Lien Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Claimholders from such realization, sale, disposition or liquidation. Following the Discharge of First Lien Obligations, the Second Lien Claimholders may, subject to the Collateral Trust Agreement and any other agreements binding on such Second Lien Claimholders, assert their rights under the UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Second Lien Claimholders.

(c) Each Second Lien Claimholder waives any claim such Second Lien Claimholder may now or hereafter have against the First Lien Collateral Agent or any other First Lien Claimholder arising out of any action which the First Lien Collateral Agent or any other First Lien Claimholder takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions or inactions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions or inactions with respect to the collection of any claim for all or any portion of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the First Lien Collateral Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations.

VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues.

(a) Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or any comparable provision of any Bankruptcy Law) or the use of cash collateral under Section 363 of the Bankruptcy Code (or any comparable provision of any Bankruptcy Law), then the Collateral Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the First Lien Claimholders or the First Lien Collateral Agent shall oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Liens securing First Lien Obligations upon any Collateral or property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens securing First Lien Obligations, the Collateral Trustee will, for itself and on behalf of the other Second Lien Claimholders, subordinate the Liens on such Collateral to the Liens on such Collateral securing First Lien Obligations and the DIP Financing Liens on the same terms as set forth in this Agreement, so long as the Second Lien Claimholders retain Liens on all of the Collateral to the extent legally entitled thereto, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding to the extent legally entitled thereto, with the same priority, relative to the Liens of the First Lien Claimholders. as existed prior to the commencement of the case under the Bankruptcy Code.

(b) The Collateral Trustee, on behalf of itself and the other Second Lien Claimholders, agrees that it will raise no objection or oppose, or support any Person in objecting or opposing, a motion to sell or otherwise dispose of any Collateral (or any portion thereof) under Section 363 or any other provision of the Bankruptcy Code if the requisite percentage or number of First Lien Claimholders (or the First Lien Collateral Agent on their behalf), in accordance with the applicable First Lien Documents, have consented to such sale or disposition of such assets (as certified by the First Lien Collateral Agent in writing to the Collateral Trustee), and the Liens securing the Second Lien Obligations attach to the proceeds of such sale or disposition.

6.2 Adequate Protection. The Collateral Trustee and the other Second Lien Claimholders will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for, or otherwise seek, adequate protection (or any comparable request for relief) based upon their interest in the Collateral or otherwise (other than with respect to the Escrow Property), and will not object to or contest (a) any request by the First Lien Collateral Agent or the other First Lien Claimholders for adequate protection or (b) any objection by the First Lien Collateral Agent or the other First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the other First Lien Claimholders claiming a lack of adequate protection, except that Collateral Trustee and the other Second Lien Claimholders may:

(i) freely seek and obtain adequate protection in the form of a Lien on any property co-extensive in all respects with, but subordinated (as set forth in Section 2.1) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Claimholders on the same terms as set forth in this Agreement; provided that the First Lien Collateral Agent maintains its senior Lien on such property in accordance with the terms of this Agreement, provided, further, that nothing herein shall preclude the First Lien Collateral Agent from objecting if the Collateral Trustee or any Second Lien Claimholder seeks adequate protection at any time prior to the Discharge of First Lien Obligations;

(ii) freely vote on any plan of reorganization or similar dispositive restructuring plan, unless the terms of such plan with respect to the Collateral or the proceeds thereof are inconsistent with the terms of this Agreement; and

(iii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations

6.3 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise return any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not the have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.4 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations, and the distribution of proceeds thereof.

6.5 Post-Petition Interest.

(a) None of the Collateral Trustee or any other Second Lien Claimholder shall oppose or seek to challenge, or support any Person in challenging, any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Collateral securing the First Lien Claimholders’ claim, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Second Lien Claimholders on the Collateral.

(b) The Collateral Trustee and the other Second Lien Claimholders may seek post-petition interest, fees and expenses and/or adequate protection payments in any Insolvency or Liquidation Proceeding, but the First Lien Collateral Agent and First Lien Claimholders may oppose or object to the same. If the Second Lien Claimholders receive post-petition interest, fees or expenses and/or adequate protection payments in an Insolvency or Liquidation Proceeding, and the Discharge of First Lien Obligations does not occur upon the effectiveness of the plan of reorganization for, or conclusion of, such Insolvency or Liquidation Proceeding, then the Second Lien Claimholders shall promptly pay over to the First Lien Claimholders an amount equal to the lesser of (i) the post-petition interest, fees and expenses and/or adequate protection payments received by the Second Lien Claimholders (exclusive of any amounts based solely upon the Escrow Property) and (ii) the amount of the First Lien Obligations remaining unpaid upon the effectiveness of the plan of reorganization or conclusion of such Insolvency or Liquidation Proceeding; provided that neither the Collateral Trustee nor any Parity Lien Representative shall have any obligation to collect any such interest, fees, expenses, payments or other amounts from any other Second Lien Claimholder (it being understood that the Second Lien Claimholders (other than the Collateral Trustee and the Parity Lien Representatives) shall have the obligation to pay over the amount of such interest, fees, expenses, payments or other amounts directly to the First Lien Claimholders).

6.6 Waiver - 1111(b) Issues. The Collateral Trustee, for itself and on behalf of the Second Lien Claimholders, waives any objection or claim it may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b) of the Bankruptcy Code to any claims of such First Lien Claimholder in respect of the Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Collateral in or from such Insolvency or Liquidation Proceeding.

6.7 Separate Grants of Security and Separate Classification. The First Lien Collateral Agent, for itself and on behalf the First Lien Claimholders, and the Collateral Trustee, for itself and on behalf of the Second Lien Claimholder, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute separate and distinct grants of Liens, and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Collateral Agent, on behalf of the First Lien Claimholders, and the Collateral Trustee, on behalf of the Second Lien Claimholders, each hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company and the other Grantors, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Collateral Trustee on behalf of the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Collateral before any distribution is made in respect of the claims held by the Second Lien Claimholders from such Collateral, with the Collateral Trustee, on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for the benefit of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Second Lien Claimholders.

VII. RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, (a) the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Collateral Trustee or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement, and (b) the Collateral Trustee, on behalf of the Second Lien Claimholders (other than the Collateral Trustee and the Notes Trustee), acknowledges that such Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents, the Collateral Trust Agreement or this Agreement. The Collateral Trustee and the Notes Trustee have not relied upon the First Lien Collateral Agent or any First Lien Claimholder in making a decision to enter into each of the applicable Second Lien Documents and to be bound by the terms of this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Collateral Trustee and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the Collateral Trustee and the other Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien

Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the First Lien Collateral Agent and the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee and the other Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the other First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Collateral Trustee or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Collateral Agent, the First Lien Claimholders, the Collateral Trustee or the Second Lien Claimholders to enforce any provision of this Agreement, the Collateral Trust Agreement, any First Lien Document or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, the Collateral Trust Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Documents and subject to the provisions of Section 5.3(a)), the First Lien Collateral Agent and the First Lien Claimholders may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, any other Person, without incurring any liabilities to such Person and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the First Lien Documents (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any rights or remedies under any of the First Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (provided that such sale, exchange, release, surrender, realization, enforcement or other dealing shall only result in a release of the Liens in favor of the Collateral Trustee, for the benefit of the Second Lien Claimholders, to the extent set forth in Section 5.1) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.

(c) Without in any way limiting the generality of the second preceding paragraph (but subject to the rights of the Company and the other Grantors under the Second Lien Documents and subject to the provisions of Section 5.3(a)), the Collateral Trustee and the Second Lien Claimholders may, at any time and from time to time in accordance with the Second Lien Documents and/or applicable law, without the consent of, or notice to, any other Person, without incurring any liabilities to such Person and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the Second Lien Documents (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Trustee or any rights or remedies under any of the Second Lien Documents; and

(ii) settle or compromise any Second Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Claimholders and the Collateral Trustee and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Collateral Trustee, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

7.5 Representations and Warranties. Each of the First Lien Collateral Agent and the Collateral Trustee represents and warrants as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party and (iii) will not violate the charter, by-laws or other organizational documents of such party.

(d) Such party is authorized under the First Lien Documents or the Second Lien Documents, as applicable, to enter into this Agreement.

7.6 Authorized Representative. The First Lien Collateral Agent hereby represents and warrants to the Collateral Trustee that the First Lien Claimholders have authorized the First Lien Collateral Agent to enter into this Agreement on their behalf. The Collateral Trustee represents and warrants to the First Lien Collateral Agent that the Second Lien Claimholders have authorized the Collateral Trustee to enter into this Agreement on their behalf.

VIII. MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern and control; provided, however, that notwithstanding anything to the contrary contained herein, the First Lien Collateral Agent agrees on behalf of itself and each First Lien Claimholder that the provisions of the Collateral Trust Agreement shall govern the rights and obligations of the Collateral Trustee, the Parity Lien Representatives and the Second Lien Claimholders as among themselves.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto on the date hereof. This is a continuing agreement of lien subordination and the First Lien Collateral Agent, the First Lien Claimholders, the Collateral Trustee and the Second Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such Insolvency or Liquidation Proceeding, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the earlier of:

(a) the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Collateral Agent and the First Lien Claimholders under Section 6.3; and

(b) the date upon which all of the Second Lien Obligations then outstanding shall have been paid in full (but only if the Second Lien Obligations have not been repaid in contravention of the terms of this Agreement and the Collateral Trustee has released its Lien on the Collateral).

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of the First Lien Collateral Agent and the Collateral Trustee or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly and adversely affected.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders (other than the Collateral Trustee and the Notes Trustee), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Neither the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, nor the Collateral Trustee and the Second Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the First Lien Collateral Agent or any of the First Lien Claimholders, on the one hand, or the Collateral Trustee or any of the Second Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Collateral Trustee pays over to the First Lien Collateral Agent or the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders shall, to the extent entitled under applicable law, be subrogated to the rights of the First Lien Collateral Agent and the other First Lien Claimholders; provided, however, that, the Collateral Trustee, on behalf of itself and the other Second Lien Claimholders, hereby each agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Trustee, any Parity Lien Representative or any Second Lien Claimholder that are paid over to the First Lien Collateral Agent or the other First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(v) AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL

AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.7 Notices. All notices to the First Lien Claimholders and/or the Second Lien Claimholders permitted or required under this Agreement shall also be sent to the First Lien Collateral Agent and the Collateral Trustee, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders, the Collateral Trustee, on behalf of itself and the other Second Lien Claimholders, and the Company each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement and each will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by the First Lien Collateral Agent or the Collateral Trustee to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral or the Second Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents. Without limiting the foregoing, upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall, upon the request of the Collateral Trustee or the Grantors, at the expense of the Grantors, execute, deliver and/or authorize the filing of such documents (including UCC financing statement terminations or amendments), and take all such other actions, as may be reasonably required in connection with the release of any and all Liens of the First Lien Collateral Agent upon any of the Collateral (other than cash collateral pledged to secure liabilities relating to letters of credit in accordance with clause (c) of the definition of Discharge of First Lien Obligations).

8.9 APPLICABLE LAW. THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.10 Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the First Lien Collateral Agent, the other First Lien Claimholders, the Collateral Trustee and the other Second Lien Claimholders and their respective successors and assigns.

8.11 Specific Performance. Except as specifically set forth to the contrary herein, each of the First Lien Collateral Agent and the Collateral Trustee may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Collateral Trustee, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Collateral Trustee or the Second Lien Claimholders, as the case may be.

8.12 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Collateral Agent, the other First Lien Claimholders, the Collateral Trustee, and the other Second Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Collateral Trustee and the other Second Lien Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Second Lien Documents, respectively.

8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First

Lien Collateral Agent and the First Lien Claimholders on the one hand and the Collateral Trustee and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17 Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee and the First Lien Collateral Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee or the First Lien Collateral Agent (or their respective Affiliates), as the case may be. The parties to this Agreement agree that they will provide the Collateral Trustee and the First Lien Collateral Agent, as the case may be, with such information as it may request in order for the Collateral Trustee and the First Lien Collateral Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.

8.18 Additional Grantors. The Company shall cause each of its subsidiaries that becomes a Grantor or is required by any First Lien Document or Second Lien Document to become a party to this Agreement to become a party to this Agreement by causing such subsidiary to execute and deliver to the parties hereto a Grantor Joinder, pursuant to which such subsidiary shall agree to be bound by the terms of this Agreement to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company agrees to provide to the First Lien Collateral Agent and the Collateral Trustee a copy of each Grantor Joinder executed and delivered pursuant to this Section 8.18.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Lien Collateral Agent

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as First Lien Collateral Agent, and as authorized representative of the First Lien Claimholders

By: /s/ Barry Felker
Name: Barry Felker
Title: Vice-President

Notice Address:

150 S. Wacker Drive, Suite 2200
Chicago, Illinois 60606
Attention: Portfolio Manager - Viasystems
Facsimile: (312) 332-0424

Intercreditor Agreement

Collateral Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee and as authorized representative of the Second Lien Claimholders

By: /s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: VP

Notice Address:

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Attention: Joseph P. O’Donnell, Vice President
Facsimile: (203) 453-1183

Intercreditor Agreement

Acknowledged and Agreed to by:

VIASYSTEMS, INC.		VIASYSTEMS CORPORATION (formerly known as Merix Corporation)

By:	/s/ Gerald G. Sax	By:	/s/ Gerald G. Sax
	Name: Gerald G. Sax		Name: Gerald G. Sax
	Title: Senior Vice President and Chief Financial Officer		Title: Vice President, Treasurer and Chief Financial Officer

VIASYSTEMS INTERNATIONAL, INC.		MERIX ASIA, INC.

By:	/s/ Gerald G. Sax	By:	/s/ Gerald G. Sax
	Name: Gerald G. Sax		Name: Gerald G. Sax
	Title: Senior Vice President and Chief Financial Officer		Title: Vice President

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax
Name: Gerald G. Sax
Title: Senior Vice President and Chief Financial Officer

Notice Address:

c/o Viasystems, Inc.

101 S. Hanley Road, Ste. 400

St. Louis, MO 63105

Attention: Daniel J. Weber

Facsimile: (314) 746-2205

Intercreditor Agreement

EXHIBIT A

TO INTERCREDITOR AGREEMENT

GRANTOR JOINDER

Reference is made to that certain Intercreditor Agreement, dated as of April 30, 2012 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Viasystems, Inc., a Delaware corporation (the “Company”), certain direct or indirect subsidiaries of the Company from time to time party thereto (together with the Company, the “Grantors”), Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as collateral agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Wilmington Trust, National Association, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for the Second Lien Claimholders. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of             , 20            (this “Grantor Joinder”), is being delivered pursuant to Section 8.18 of the Intercreditor Agreement.

The undersigned,             , a             (the “Additional Grantor”), hereby agrees to become a party to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the Additional Grantor had executed and delivered the Intercreditor Agreement as of the date thereof.

This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Article VIII of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

EXHIBIT B

TO INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT JOINDER

Reference is made to that certain Intercreditor Agreement, dated as of April 30, 2012 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Viasystems, Inc., a Delaware corporation (the “Company”), certain direct or indirect subsidiaries of the Company from time to time party thereto (together with the Company, the “Grantors”), Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as collateral agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Wilmington Trust, National Association, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for the Second Lien Claimholders. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Intercreditor Agreement Joinder, dated as of             , 20            (this “Intercreditor Agreement Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement [OPTION 1: as a condition precedent to the Indebtedness for which the undersigned is acting as agent being entitled to the benefits of being First Lien Obligations under the Intercreditor Agreement] [OPTION 2: in connection with the election or appointment of a successor [First Lien Collateral Agent pursuant to the terms of the First Lien Documents][Collateral Trustee pursuant to the terms of the Second Lien Documents].

1. Joinder. The undersigned,             , a             , (the “New Representative”) as [OPTION 1: [trustee, administrative agent] under that certain [describe applicable First Lien Refinancing Agreement] (the “First Lien Refinancing Agreement”) hereby agrees to become party to the Intercreditor Agreement as a New Agent, the First Lien Collateral Agent and a First Lien Claimholder] [OPTION 2: as successor First Lien Collateral Agent (the “Successor First Lien Collateral Agent”) pursuant to the terms of the applicable First Lien Documents hereby agrees to become party to the Intercreditor Agreement as First Lien Collateral Agent and a First Lien Claimholder] [OPTION 3: as successor Collateral Trustee (the “Successor Collateral Trustee”) pursuant to the terms of the applicable Second Lien Documents hereby agrees to become party to the Intercreditor Agreement as Collateral Trustee and a Second Lien Claimholder] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned New Representative, [OPTION 1: on behalf of itself and each holder of obligations in respect of the Indebtedness to be incurred under the First Lien Refinancing Agreement (together with the New Representative, the “New First Lien Claimholders”)] [OPTION 2: on behalf of itself and each of the First Lien Claimholders] [OPTION 3: on behalf of itself and each of the Second Lien Claimholders], hereby agrees, for the enforceable benefit of all existing and future First Lien Claimholders and all existing and future Second Lien Claimholders[, and as a condition to having the Indebtedness and other Obligations incurred with or with respect to the First Lien Refinancing Agreement being treated as First Lien Obligations under the Intercreditor Agreement] that:

(a) the New Representative and each [other New First Lien Claimholder] [First Lien Claimholder] [Second Lien Claimholder] is bound by the terms, conditions and provisions of the Intercreditor Agreement; and

(b) the New Representative shall perform its obligations under the Intercreditor Agreement.

3. Authority as Agent. The [New Representative] represents, warrants and acknowledges that it has the authority to bind each of the [New First Lien] [First Lien] [Second Lien] Claimholders to the Intercreditor Agreement and such [New First Lien] [First Lien] [Second Lien] Claimholders are hereby bound by the terms, conditions and provisions of the Intercreditor Agreement.

4. [New][Successor] Agent. The [New Agent in respect of the First Lien Refinancing Agreement] [Successor First Lien Collateral Agent] [Successor Collateral Trustee] is [insert name of New Representative]. The address of the [New Agent in respect of the First Lien Refinancing Agreement] [Successor First Lien Collateral Agent] [Successor Collateral Trustee] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is             ,             , Attention of             (Facsimile No.             , electronic mail address:             ).

5. [Notice. Each of the undersigned Grantors hereby certifies that the Grantors have previously delivered the notice contemplated by Section [5.3(a)][5.5(b)] of the Intercreditor Agreement [and all other information, evidence and documentation required by Section 5.5 of the Intercreditor Agreement, in each case], in accordance with the terms of the Intercreditor Agreement.

6. Counterparts. This Intercreditor Agreement Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7. Governing Law. THIS INTERCREDITOR AGREEMENT JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Miscellaneous. The provisions of Article VIII of the Intercreditor Agreement shall apply with like effect to this Intercreditor Agreement Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Representative has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and each Grantor party hereto has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NEW REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and agreed:

VIASYSTEMS, INC.

By:
Name:
Title:

VIASYSTEMS INTERNATIONAL, INC.

By:
Name:
Title:

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:
Name:
Title:

VIASYSTEMS CORPORATION (formerly known as Merix Corporation)

By:
Name:
Title:

MERIX ASIA, INC.

By:
Name:
Title:

[OTHER GRANTORS]